INDEPENDENT CONTRACTOR AGREEMENT

THIS INDEPENDENT CONTRACTOR AGREEMENT is made and entered into as of the ___ day of _______________, 2014 (“Effective Date”), by and between NEWBRIDGE BANK, a North Carolina bank (hereinafter the “Bank”), and MICHAEL S. PATTERSON (hereinafter “Contractor”).

WITNESSETH:

WHEREAS, the Bank is engaged in the business of commercial banking and Contractor is knowledgeable with respect to, and experienced in, all phases of that business;

WHEREAS, the Bank desires to engage Contractor as an independent contractor for the purposes set forth herein, and Contractor desires to be so engaged, in accordance with the terms and conditions herein set forth,

NOW, THEREFORE, for and in consideration of the promises, covenants and agreements herein contained, the parties agree as follows:

1.           Engagement. The Bank agrees to engage Contractor as an independent contractor upon the terms and conditions set forth in this Agreement.

2.           Scope of Engagement. During the term of this Agreement, Contractor shall (a) provide services to the Bank’s management in connection with developing opportunities for enhancing the Bank’s financial strength through acquisitions, (b) provide advice to the Bank’s management in connection with developing core deposit gathering activities, addressing asset quality matters, enhancing operating efficiencies and undertaking other initiatives to further enhance the Bank’s performance, and (c) undertake such other independent contractor duties as may be agreed upon by the Bank and the Contractor. In undertaking such activities, Contractor shall perform, to the best of Contractor’s abilities, such activities as are customarily rendered by and required of a person in such position. Contractor shall devote his full “business” time, efforts and abilities to the performance of such activities on behalf of the Bank, the advancement of the Bank's interests, and the achievement of the goals and objectives of the Bank. During the term of this Agreement, Contractor will observe the policies and practices established by the Bank and will coordinate his activities with, and report to, the Bank’s President and Chief Executive Officer.

3.           Compensation; Expenses; Office.

(a)           Contractor shall be paid a fee of $12,500 per month, payable in two equal installments on the 15th day (or next following business day) and the last day (or next following business day) of each calendar month. For any portion of a calendar month occurring within the term of this Agreement, Contractor shall be paid a prorated amount calculated by dividing $12,500 by the number of days in the applicable calendar month and by multiplying the result of such division by the number of applicable days.

(b)           Contractor shall be reimbursed his out-of-pocket expenses for food, travel lodging and communication charges and shall be reimbursed for mileage at the rate the Bank reimburses its employees, in each case as incurred in the performance of his obligations herein. Contractor shall present evidence of such reimbursable expenses.

(c)            The Bank shall provide Contractor with telephone, email capability, secretarial assistance and other support services.

4.            Indemnification. By virtue of the approval of this Agreement by the Bank’s Board of Directors, the Bank agrees to provide indemnification to Contractor to the extent and as permitted by the Articles of Incorporation and Bylaws of the Bank, N.C. Gen. Stat. Section 55-8-56, and Chapter 53C of the North Carolina General Statutes, subject to any applicable restrictions or limitations imposed in regulations of the North Carolina Commissioner of Banks or the Federal Deposit Insurance Corporation.

5.           Cooperation in Legal Proceedings. After the termination of this Agreement, Contractor agrees to cooperate with the Bank and any entity the Bank controls, by which the Bank is controlled or which is under common control with the Bank (an “Affiliate”) in the defense or prosecution of any claims or actions that may be brought against or on behalf of the Bank or one or more Affiliates, which relate to events or occurrences that transpired while Contractor was providing services to the Bank. Contractor’s cooperation in connection with such claims or actions shall include, but not be limited to, being available upon reasonable notice to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Bank or any of its Affiliates. Contractor also agrees to cooperate with the Bank and any of its Affiliates in connection with any investigation or review of any federal, state, or local regulatory authority as any such investigation or review relates to any acts or omissions that transpired while Contractor was providing services to the Bank. Contractor understands that in any legal action, investigation, or review covered by this Section 5 that the Bank expects Contractor to provide only accurate and truthful information or testimony. The Bank will pay all expenses reasonably incurred by Contractor in comply with the provisions of this Section 5.

6.          Compliance with Regulatory Restrictions. Notwithstanding anything to the contrary herein, and in addition to any other restrictions stated in this Agreement, any compensation or other benefits paid to Contractor shall be limited to the extent required by any Regulatory Authority (as defined in Section 9 of this Agreement). Contractor agrees that compliance by the Bank with such regulatory restrictions, to the extent that compensation or other benefits paid to Contractor are limited, shall not be a breach of this Agreement by the Bank. In the event that the Bank is required to make any adjustment to Contractor’s compensation or benefits in order to comply with any applicable legal and regulatory requirements, such changes shall be made in a manner such that, to the maximum extent legally possible, Contractor is put in the same economic position as it would have been absent such regulatory restriction or intervention.

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7.           Confidentiality. Contractor covenants that Contractor shall keep all confidential, proprietary, and other information of the Bank not generally available to third parties (“Confidential Information”) confidential during the term of this Agreement and thereafter, and shall not use any Confidential Information for Contractor’s or any person’s benefit other than the Bank. Contractor shall comply with all applicable federal and state laws and regulations pertaining to the confidentiality of information possessed or controlled by the Bank. Upon the expiration or termination of this Agreement, Contractor shall return all Confidential Information held in any form to the Bank.

8.           Non-Competition. Contractor covenants that during the term of this Agreement and for a period of two (2) years following the expiration or termination of this Agreement, Contractor will not provide services to any financial institution doing business within the banking markets in which the Bank operates directly or indirectly as an employee, independent contractor, agent, principal, director or otherwise.

9.           Termination. It is anticipated that the term of this Agreement shall continue a period of five (5) years from the Effective Date. Nevertheless, Contractor may terminate this Agreement at any time upon sixty (60) days prior written notice to the Bank. The Bank may terminate Contractor’s engagement for “Cause” (as defined below).

For purposes of this Section 9, the Bank shall have “Cause” to terminate Contractor’s engagement upon:

(a)           A determination by the Bank, in good faith, that Contractor (i) has breached in any material respect any of the terms or conditions of this Agreement, or (ii) is engaging or has engaged in willful misconduct or conduct which is detriment to the business prospects of the Bank or which has had or likely will have a material adverse effect on the Bank’s business or reputation. Prior to any termination by the Bank of Contractor’s engagement for a breach, failure to perform or conduct described in this item (a), the Bank shall give Contractor written notice which describes such breach, failure to perform or conduct and if during a period of five business (5) days following such notice Contractor cures or corrects the same to the reasonable satisfaction of the Bank, then this Agreement shall remain in full force and effect. However, notwithstanding the above, if the Bank has given written notice to Contractor on a previous occasion of the same or a substantially similar breach, failure to perform or conduct, or of a breach, failure to perform or conduct which the Bank determines in good faith to be of substantially similar import, or if the Bank determines in good faith that the then current breach, failure to perform or conduct is not reasonably curable, then termination under this item (a) shall be effective immediately and Contractor shall have no right to cure such breach, failure to perform or conduct.

(b)           The violation by Contractor of any applicable federal or state law, or any applicable rule, regulation, order or statement of policy promulgated by any governmental agency, bureau or authority having jurisdiction over the Bank or any of its Affiliates (a “Regulatory Authority”, including without limitation the Federal Deposit Insurance Corporation, the North Carolina Commissioner of Banks or any other banking regulator having jurisdiction over the Bank), which results from Contractor’s gross negligence, willful misconduct or intentional disregard of such law, rule, regulation, order or policy statement and results in any substantial damage, monetary or otherwise, to the Bank or any of its Affiliates or to the Bank’s reputation;

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(c)           The commission in the course of Contractor’s engagement by the Bank of any act of fraud, embezzlement, theft or proven personal dishonesty (whether or not resulting in criminal prosecution or conviction);

(d)           The conviction of Contractor of any felony or any criminal offense involving dishonesty or breach of trust, or the occurrence of any event described in Section 19 of the Federal Deposit Insurance Act or any other event or circumstance which disqualifies Contractor from serving as a party affiliated with the Bank or any of its Affiliates; or

(e)           Contractor becomes unacceptable to, or is removed, suspended or prohibited from participating in the conduct of the Bank’s affairs (or if proceedings for that purpose are commenced) by any Regulatory Authority.

10.           Succession. This Agreement shall be binding upon and shall inure to the benefit of the Bank and its successors. The Bank is contracting to receive the benefit of Contractor’s unique personal skills and experience and, accordingly, Contractor may not assign Contractor’s rights or obligations herein. Contractor’s rights and obligations herein shall terminate upon his death.

11.           Invalid Provisions. Should any provision of this Agreement be declared invalid for any reason by any court of competent jurisdiction, said provision shall be deleted from the Agreement and the remainder of this Agreement shall not be affected thereby.

12.           Amendment and Waiver. This Agreement may be amended only by a writing signed by all parties hereto. The waiver, by either party, of a breach of any provision of this Agreement shall not be deemed to be a waiver of any subsequent breach.

13.           Notice. Any notice to be given hereunder shall be in writing and either hand-delivered or mailed, by certified mail, postage prepaid, to the parties at their addresses shown below their signatures hereon or such other address as any party shall have specified by notice to the other party. All notices shall be deemed to have been received on the earlier of the date of actual delivery or the third (3rd) business day after the mailing thereof.

14.           Miscellaneous. This Agreement contains the entire agreement between the parties and supercedes all prior agreements and understandings, oral or written, with respect to the subject matter thereof. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina. Section headings are for reference purposes only and shall not be deemed to control or affect the meaning or construction of any provisions of this Agreement.

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IN WITNESS WHEREOF, the Bank has caused this instrument to be executed in its corporate name by its duly authorized officer, and Contractor has hereunto set his hand and seal, all as of the day and year first above written.

NEWBRIDGE BANK

By:
Pressley A. Ridgill
President and Chief Executive Officer
1501 Highwoods Blvd, Suite 400
Greensboro, NC 27410

CONTRACTOR:

_________________________________________(SEAL)
Michael S. Patterson
_____________________________
_____________________________

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